SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 1, 2003
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press Release dated May 1, 2003.

Item 9.         Regulation FD Disclosure.

On May 1, 2003, O.A.K. Financial Corporation issued a press release announcing 2003 first quarter results and election of directors. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 1, 2003	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated May 1, 2003.

EXHIBIT 99.1

May 1, 2003

OAK Financial Corporation Reports 2003 First Quarter Results and Election of Directors

Byron Center, MI — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported that its first quarter 2003 net income was $671,000, or $.33 per share, compared to $1,364,000, or $.67 per share for the same period last year. Return on equity was 5.17% during the first quarter 2003 and 11.03% for the first quarter 2002. The return on average assets was .51% for first quarter 2003 compared to 1.08% for the same period last year.

“First quarter results are not representative of either our potential or our long-term goals, said Patrick K. Gill, president and chief executive officer of OAK Financial Corporation. “While we are making steady progress in dealing with the regulatory issues affecting our company, the cost burden associated with those issues continues to impact our performance. In addition, the extraordinarily low interest rate environment is putting pressure on our net interest margin, our fundamental profitability measurement.”

“I am confident that we are taking the necessary and appropriate actions to produce sustained performance improvement. However, as recently communicated at our recent Annual Shareholders’ Meeting, realizing the benefits of those actions will take time. As we focus on the improvement process, I encourage our shareholders to be patiently optimistic.”

Four directors were elected to the board of OAK Financial Corporation at the April 24, 2003 OAK Financial Corporation Annual Meeting of the Shareholders. Patrick K. Gill and Robert F. Dentzman were elected for three-year terms expiring in 2006 and David A. Van Solkema and Grace O. Shearer were elected for two-year terms expiring in 2005.

First quarter 2003 net income declined from the first quarter of last year due to a $681,000 decrease in net interest income, a $139,000 decrease in non-interest income, a $281,000 increase in operating expenses, partially off-set by a $333,000 decrease in federal income taxes, and a $75,000 reduction in the provision for loan losses.

The 16% decline in net interest income from $5,043,000 in the first quarter of 2002 to $4,362,000 in the first quarter of 2003 reflects the compression of the net interest margin from 4.37% to 3.68%. The net interest margin compression is a result of significant commercial loan refinancing and an unusually high balance of fed funds sold, which are earning 1.25%. The increase in fed funds sold is a result of a decline in loan balances.

Asset quality is beginning to show signs of improvement. Loans past due declined from year-end, and non-performing assets have decreased $393,000 or 4% during the first quarter of 2003 from December 31, 2002. The provision for loan losses, which is charged against earnings, was lowered 13% in the first quarter of 2003 versus 2002 due to this improvement.

Non-interest income declined 6% in the first quarter of 2003 compared to the same period last year as a result of a 102% increase in amortization and impairment of mortgage servicing rights and a 7% decline in gains on the sale of loans. These declines were partially offset by an 18% increase in deposit service charges, a 22% increase in insurance revenue and a 56% increase in loan servicing fee income.

Non-interest expense increased 7%, driven by higher medical insurance and FDIC insurance expenses. Medical insurance expense increased 48% in the first quarter of 2003 compared to the same period last year. The FDIC insurance expense increased 333% in the first quarter of 2003 compared to the same period last year; this higher expense is expected to continue into the 2nd quarter of 2003.

Total assets increased 3% to $528 million at March 31, 2003 from $512 million at March 31, 2002. Total loans declined 6% from a year earlier. Total commercial loans declined $8 million, or 3%, and total consumer loans declined $24 million, or 26%. As reported earlier, the decline in total loans was expected as result of exiting the indirect consumer loan business. The consumer loan portfolio decreased $22 million or 32% from March 31, 2002 to March 31, 2003. The decline in the commercial loan portfolio reflects the increased focus on asset quality over the past year. It is likely that the total loan portfolio will contract further, before growth resumes. Excluding brokered time deposits, which declined 17%, core deposits increased 7% from a year earlier. The company continues to be well capitalized with an equity-to-asset ratio of 10.0%.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

                                                                                    March 31,            December 31,
                                                                                      2003                   2002
     ASSETS                                                                        (Unaudited)
                                                                               --------------------   -------------------
Cash and due from banks..................................................               $10,473               $17,329
Federal funds sold.......................................................                36,052                39,675
                                                                                         ------                ------
Cash and cash equivalents................................................                46,525                57,004

Available-for-sale securities............................................                89,963                81,125

Total Loans .............................................................               366,807               377,567
Allowance for loan losses................................................                (8,467)               (8,398)
                                                                                         -------               -------
Net Loans................................................................               358,340               369,169

Loans held for sale......................................................                 5,059                 1,896
Accrued interest receivable..............................................                 3,096                 2,908
Premises and equipment, net..............................................                14,816                15,010
Restricted investments...................................................                 2,900                 2,900
Other assets.............................................................                 7,725                 7,460
                                                                                          -----                 -----
Total assets.............................................................              $528,424              $537,472
                                                                                       ========              ========

              LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Interest bearing.........................................................              $335,813              $344,790
Non-interest bearing.....................................................                49,780                52,622
                                                                                         ------                ------
Total deposits...........................................................               385,593               397,412

Securities sold under agreements to repurchase
  and federal funds purchased............................................                51,228                47,896
Borrowed funds...........................................................                35,000                35,000
Other liabilities........................................................                 3,776                 4,558
                                                                                          -----                 -----
Total liabilities........................................................               475,597               484,866

Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
  2,040,780 shares issued and outstanding ...............................                 2,041                 2,041
Additional paid-in capital...............................................                 6,297                 6,307
Retained earnings........................................................                43,384                42,716
Accumulated other comprehensive income ..................................                 1,384                 1,868
Unallocated common stock held by ESOP....................................                  (279)                 (326)
                                                                                           -----                 -----
Total stockholders' equity...............................................                52,827                52,606
                                                                                         ------                ------

Total liabilities and stockholders' equity...............................              $528,424              $537,472
                                                                                       ========              ========

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CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands except per share data)

                                                                                     Three Months Ended March 31,
                                                                                             (Unaudited)
                                                                                    2003                    2002
                                                                             -------------------     --------------------
Interest income
Interest and fees on loans.............................................                $6,149                  $7,437
Available-for-sale securities .........................................                   861                     844
Restricted investments.................................................                    41                      43
Federal funds sold.....................................................                    81                       9
                                                                                           --                       -
Total interest income..................................................                 7,132                   8,333
                                                                                        -----                   -----

Interest expense
Deposits ..............................................................                 2,165                   2,557
Borrowed funds.........................................................                   445                     572
Securities sold under agreements to repurchase.........................                   160                     161
                                                                                          ---                     ---
Total interest expense.................................................                 2,770                   3,290
                                                                                        -----                   -----

Net interest income....................................................                 4,362                   5,043

Provision for loan losses .............................................                   525                     600
                                                                                          ---                     ---

Net interest income after provision for
loan losses............................................................                 3,837                   4,443
                                                                                        -----                   -----

Non-interest income
Service charges on deposit accounts....................................                   492                     416
Net gain on sales of loans held for sale...............................                   657                     704
Amortization of mortgage servicing rights..............................                  (398)                   (234)
Impairment of mortgage servicing rights................................                   (75)                      -
Loan servicing fees....................................................                   156                     102
Net gain on sales of available-for-sale securities.....................                     -                      48
Insurance premiums.....................................................                   405                     333
Brokerage fees.........................................................                    44                      57
Other..................................................................                    58                      52
                                                                                           --                      --
Total non-interest income                                                               1,339                   1,478
                                                                                        -----                   -----

Non-interest expenses
Salaries ..............................................................                 1,845                   1,817
Employee benefits......................................................                   584                     505
Occupancy (net)........................................................                   302                     292
Furniture and fixtures.................................................                   271                     254
Other..................................................................                 1,283                   1,136
                                                                                        -----                   -----
Total non-interest expenses............................................                 4,285                   4,004
                                                                                        -----                   -----

Income before federal income taxes.....................................                   891                   1,917
Federal income taxes ..................................................                   220                     553
                                                                                          ---                     ---
Net income.............................................................                  $671                  $1,364
                                                                                         ====                  ======

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CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands except per share data)
(Unaudited)

                                                  1st Qtr       4th Qtr       3rd Qtr      2nd Qtr       1st Qtr
                                                    2003         2002          2002          2002         2002
                                                ------------- ------------  ------------ ------------- ------------
Earnings
--------
 Net interest income                                  $4,362       $4,583        $4,747        $4,752       $5,043
 Provision for loan losses                              $525         $825          $600        $2,045         $600
 Noninterest income                                   $1,339       $2,014        $1,864        $1,232       $1,478
 Noninterest expense                                  $4,285       $4,416        $3,981        $3,975       $4,004
 Net income                                             $671         $922        $1,425           $67       $1,364
 Basic earnings per share                              $0.33        $0.46         $0.70         $0.03        $0.67
 Diluted earnings per share                            $0.33        $0.46         $0.70         $0.03        $0.67
 Average shares outstanding                            2,035        2,034         2,034        2,034         2,034

Performance Measurements
------------------------
 Return on average assets                              0.51%        0.68%         1.08%         0.05%        1.08%
 Return on average equity                              5.17%        6.99%        11.07%         0.52%       11.03%
 Net interest margin (tax-equivalent)                  3.68%        3.78%         4.00%         4.12%        4.37%
 Efficiency ratio                                     73.68%       65.85%        59.23%        65.19%       60.19%
 Ending equity to ending assets                       10.00%        9.79%         9.72%         9.74%        9.89%
 Book value per share                                 $25.96       $25.86        $25.55        $24.66       $24.89
 Full-time equivalent employees                          201          203           201          197           204

Asset Quality
-------------
 Net loans charged-off                                  $456       $1,059          $394          $911         $291
 Nonperforming assets                                 $8,915       $9,308        $9,515        $6,990       $5,693
 Net charge-offs to total average loans                0.50%        1.08%         0.40%         0.92%        0.30%
 Nonperforming assets to total loans                   2.43%        2.47%         2.40%         1.77%        1.47%
 Allowance for loan losses to total loans              2.31%        2.22%         2.17%         2.13%        1.88%

OAK Financial Corporation is the holding company for Byron Center State Bank, which operates 11 branches in the West Michigan market, OAK Financial Services – a full service provider of investment and retirement products, and the Dornbush Insurance Agency, a complete insurance provider featuring a full range of personal and business insurance products. For information regarding stock transactions, please contact Kent King Securities in Grand Rapids, Michigan. 1-888-804-8891.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.”

# # # # # # # # # #

For more information, please contact:
        Pat Gill, President & CEO at (616) 662-3113, or
        Jim Luyk, chief financial officer at (616) 662-3124
        OAK Financial Corporation, Byron Center, Mich.

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